Exhibit 99.1

Argo Group Announces 2008 Second Quarter and Six Month Results

Argo further expands its international specialty insurance business through the acquisition of Lloyd’s platform while continuing disciplined growth in its core markets

HAMILTON, Bermuda--(BUSINESS WIRE)--Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced financial results for the three and six months ended June 30, 2008.

Highlights for the three months ended June 30, 2008:

  Argo Group closed on its all-cash acquisition of Heritage Underwriting Agency plc;
  Net income increased to $23.0 million, impacted by $16.4 million of pre-tax storm losses;
  Gross written premiums totaled $397.6 million including $74.3 million attributable to Heritage;
  Net investment income increased 29 percent over the same quarter of 2007;
  A.M. Best Co. affirmed the financial strength rating of A (excellent), an issuer credit rating of “a” and an outlook of stable for Argo Group’s U.S. operations.

Highlights for the six months ended June 30, 2008:

  Net income increased by 30 percent to $59.9 million, impacted by $20.6 million of pre-tax storm losses;
  Gross written premiums totaled $744.2 million including $74.3 million attributable to Heritage;
  Book value per share at June 30, 2008 increased to $45.85 from $45.15 per share at Dec. 31, 2007.

Argo Group President and Chief Executive Officer Mark E. Watson III said, "Early in the second quarter we completed a significant transaction in the acquisition of Heritage Underwriting Agency, a leading Lloyd's specialty underwriter. The addition was core to the expansion of our operating platform giving us more complete access to what has become a single broadly distributed specialty insurance marketplace. We now have a platform differentiated from most of our industry peers and believe the breadth of our operations in Bermuda, the U.S. and London will provide increasing opportunities for intelligent growth in all areas of our business.

"While we were disappointed by the frequency of losses brought on by the significant number of severe storms that affected the mid section of the United States in the quarter, the losses incurred were not unexpected given the geographic dispersion of our business. Despite this, it was encouraging that our Reinsurance segment, in only its second full quarter of operations, performed in line with our expectations by writing what we believe are attractive risks in the catastrophe reinsurance market," said Watson.

HERITAGE ACQUISITION COMPLETED - TWO BUSINESS SEGMENTS RENAMED

On May 14, 2008, Argo Group announced that all conditions of its acquisition of Heritage Underwriting Agency plc were satisfied or waived and, as a result, its offer was wholly unconditional and the transaction was effectively completed. Argo Group received valid acceptances of approximately 90 percent of the existing issued ordinary share capital of Heritage.

With the completion of the Heritage acquisition during the second quarter, Argo Group renamed two of its operating segments to better describe the types of insurance being written in each. The Reinsurance Segment (formerly called International Specialty) includes third-party reinsurance business originated by Argo Re and other reinsurance programs. The International Specialty Segment is comprised of business originated by Heritage Underwriting Agency plc, Argo Group’s Lloyd’s of London operation.

FINANCIAL RESULTS

The Company's financial results for the three and six months ended June 30, 2008 and 2007 include results of the predecessor to Argo Group, Argonaut Group Inc. As disclosed previously, the merger of PXRE Corporation and Argonaut Group closed Aug. 7, 2007. Accordingly, the financial results from that date forward represent the combined company. Additionally, reported financials for the three and six months ended June 30, 2008 include results produced by Heritage for the 30-day period ended June 30, 2008.

For the second quarter of 2008, Argo Group reported net income of $23.0 million, or $0.75 per diluted common share on 30.8 million shares. As the Company previously announced, second quarter results included approximately $16.4 million of pre-tax losses attributed to 15 severe U.S. weather events that occurred during the three months ending June 30, 2008. For the second quarter of 2008, favorable development on prior year loss reserves totaled approximately $9.2 million pre-tax. This compares to 2007 second quarter net income of $21.0 million, or $0.94 per diluted common share on 22.4 million shares, which included pre-tax losses of $3.1 million attributed to six severe U.S. weather events that occurred during the second quarter of 2007 as well as favorable development on prior year loss reserves of $7.1 million pre-tax.

Total revenue for the 2008 second quarter was $299.2 million versus $241.5 million for the second quarter of 2007. Total revenue includes realized gains and losses on the sales of investments, which were a loss of $1.2 million and a gain of $3.3 million for the second quarters of 2008 and 2007, respectively. Earned premiums for the three months ended June 30, 2008 were $261.9 million compared to $209.9 million for the same quarter of 2007. Net investment income for the second quarters of 2008 and 2007 was $36.5 million and $28.3 million, respectively. The Group combined ratio for the second quarter of 2008 was 99.3 percent, which includes the storm losses noted previously, versus 98.9 percent for the same period 2007. Argo Group’s 2008 second quarter combined ratios for each business segment were Excess & Surplus Lines at 96.1 percent; Commercial Specialty at 102.8 percent; Reinsurance at 56.5 percent; and International Specialty at 88.5 percent.

For the six months ended June 30, 2008, Argo Group reported net income of $59.9 million, or $1.94 per diluted common share on 30.8 million weighted average shares, which includes the $20.6 million of pre-tax storm losses. This compares to first half 2007 net income of $46.1 million, or $2.07 per diluted common share on 22.3 million shares, which includes $5.2 million of pre-tax storm losses. Total revenue in the first six months of 2008 was $557.3 million versus $475.9 million in the first half of 2007. Total revenue includes realized gains on sales of investments of $0.1 million and $3.9 million for the six months ended June 30, 2008 and June 30, 2007, respectively. Earned premiums for the first six months of 2008 were $480.6 million compared to $415.5 million for the first six months of 2007. Net investment income for the first half of 2008 and 2007 was $74.6 million and $56.5 million, respectively.

The Group combined ratio for the first six months of 2008 was 97.7 percent, which includes the storm losses noted previously, versus 96.6 percent in the first half of 2007. Pre-tax underwriting income for the six months ended June 30, 2008 and June 30, 2007 included favorable loss development from prior years’ reserves of $15.9 million and $16.2 million, respectively. Segment combined ratios for the first half of 2008 were as follows: Excess & Surplus Lines at 93.7 percent; Commercial Specialty at 98.0 percent; Reinsurance at 63.6 percent; and International Specialty at 88.5 percent.

The Company believes operating income is another meaningful measure of Argo Group’s performance, although it differs from net income under generally accepted accounting principles in the United States (GAAP) in that operating income excludes extraordinary items, income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and six months ended June 30, 2008 and 2007, respectively, please refer to the reconciliation table attached to this news release.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the second quarter of 2008, gross written premiums for E&S totaled $180.3 million, resulting in operating income of $20.4 million. This compares to gross written premiums of $185.2 million and operating income of $29.8 million in the second quarter of 2007. Storm losses for E&S during the second quarter totaled $6.1 million or 4.6 points on the combined ratio. The combined ratio for the second quarter periods of 2008 and 2007, respectively, were 96.1 percent and 88.0 percent. The underwriting results for the second quarter of 2008 and 2007 include favorable loss development of $5.0 million and $5.4 million, respectively.

For the six months ended June 30, 2008, gross written premiums for E&S were $340.4 million, generating operating income of $47.3 million and a combined ratio of 93.7 percent. This compares to gross written premiums of $366.4 million, operating income of $58.8 million and a combined ratio of 87.8 percent for the first half of 2007.

Commercial Specialty – During the second quarter of 2008, gross written premiums for Commercial Specialty were $100.9 million generating operating income of $4.4 million, compared to gross written premiums of $88.1 million and operating income of $12.4 million during the same period in 2007. Storm losses for Commercial Specialty during the second quarter totaled $10.3 million or 11.9 points on the combined ratio. The combined ratio for the 2008 second quarter was 102.8 percent versus a 2007 second quarter combined ratio of 92.1 percent. The underwriting results for the second quarter of 2008 include adverse loss development of $2.0 million compared to $0.1 million of favorable development for the second quarter of 2007.

For the six months ended June 30, 2008, gross written premiums for Commercial Specialty were $238.2 million, generating operating income of $17.5 million and a combined ratio of 98.0 percent. This compares to gross written premiums of $186.9 million, operating income of $26.2 million and a combined ratio of 91.0 percent for the comparable period in 2007.

Reinsurance – The Reinsurance segment (formerly called International Specialty) includes third-party reinsurance business originated by Argo Re and other reinsurance programs. During the second quarter of 2008, gross written premiums for Reinsurance were $44.0 million generating operating income of $9.7 million, compared to gross written premiums of $5.3 million and operating income of $1.0 million in the second quarter of 2007.

For the six months ended June 30, 2008, gross written premiums for Reinsurance were $94.3 million generating operating income of $15.5 million, compared to gross written premiums of $12.1 million and operating income of $1.8 million in the first half of 2007.

International Specialty – The International Specialty segment (formerly used as the segment name for Argo Group’s reinsurance business) includes business originated by Heritage Underwriting Agency plc, Argo Group’s Lloyd’s of London operation which was acquired effective May 14, 2008. For the period ending June 30, 2008, gross written premiums for International Specialty were $74.3 million, generating operating income of $5.7 million and a combined ratio of 88.5 percent.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) A&E liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group. For the three months ended June 30, 2008, the Run-off segment produced operating income of $4.0 million versus $3.0 million for the second quarter of 2007. Run-off results for the quarter ended June 30, 2008 include favorable development of $6.2 million compared to $1.6 million of favorable development for the second quarter of 2007.

For the six months ended June 30, 2008, the Run-off segment’s operating income was $6.6 million versus $4.4 million in the first half of 2007.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 11 a.m. EDT (12 p.m. ADT) tomorrow, Friday, August 8, 2008. A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. Participants inside the U.S. and Canada can access the call by dialing (888) 713-4209 (pass code 62552660). Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4863 (pass code: 62552660).

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. In addition, a replay of the call will be available to callers dialing from inside the U.S. and Canada through August 15, 2008, by dialing (888) 286-8010 (pass code 78081664). Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 78081664).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Total investments	$3,932.2	$3,582.8
Cash and cash equivalents	19.2	15.0
Accrued investment income	29.6	24.9
Receivables	1,482.9	833.8
Goodwill and intangible assets	231.8	106.3
Assets held for sale	-	256.6
Other assets	537.9	304.1
Total assets	$6,233.6	$5,123.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$2,898.8	$2,425.5
Unearned premiums	926.3	506.8
Liabilities held for sale	-	200.8
Other liabilities	1,006.5	605.9
Total liabilities	4,831.6	3,739.0

Total shareholders' equity	1,402.0	1,384.5
Total liabilities and shareholders' equity	$6,233.6	$5,123.5

Book value per common share	$45.85	$45.15

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Gross Written Premiums	$397.6	$276.8	$744.2	$563.5
Net Written Premiums	293.0	200.7	530.5	401.3

Earned Premiums	261.9	209.9	480.6	415.5
Net Investment Income	36.5	28.3	74.6	56.5
Gains (Losses) on Sales of Investments	(1.2)	3.3	0.1	3.9
Fee Income	2.0	-	2.0	-
Total Revenue	299.2	241.5	557.3	475.9

Losses and Loss Adjustment Expenses	164.7	124.1	296.3	243.2
Underwriting, Acquisition and Insurance Expense	95.4	83.7	173.6	158.3
Interest Expense and Other	9.5	3.3	16.5	6.6
Total Expenses	269.6	211.1	486.4	408.1

Income Before Taxes	29.6	30.4	70.9	67.8
Income Tax Provision	6.6	9.4	11.0	21.7
Net Income	$23.0	$21.0	$59.9	$46.1

Net Income (Loss):
From Operations	$30.8	$27.1	$70.8	$63.9
From Sales of Investments	(1.2)	3.3	0.1	3.9
Income Before Taxes	29.6	30.4	70.9	67.8
Income Tax Provision	6.6	9.4	11.0	21.7
Total Net Income	$23.0	$21.0	$59.9	$46.1

Net Income per Common Share (Basic): (a)	$0.75	$0.95	$1.95	$2.13

Net Income per Common Share (Diluted): (a)	$0.75	$0.94	$1.94	$2.07

Weighted Average Common Shares:
Basic (a)	30.6	22.0	30.6	21.7
Diluted (a)	30.8	22.4	30.8	22.3

(a) The Six and Three Months Ended June 30, 2007 Income Statements reflect the historical income and expense of Argonaut Group, Inc. In accordance with purchase accounting requirements, the Weighted Average Common Share counts and corresponding Net Income per Common Share have been recalculated to reflect the common stock exchange ratio applied when Argonaut Group, Inc. merged with PXRE Group, Ltd. on August 7, 2007.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$180.3	$185.2	$340.4	$366.4
Net Written Premiums	152.5	137.7	271.8	269.8
Earned Premiums	132.6	135.6	261.1	267.6

Underwriting Income	$5.2	$16.3	$16.5	$32.5
Net Investment Income	15.2	13.5	30.8	26.3
Other Income	-	-	-	-
Operating Income Before Taxes	$20.4	$29.8	$47.3	$58.8

Loss Ratio	63.6%	56.6%	60.7%	55.8%
Expense Ratio	32.5%	31.4%	33.0%	32.0%
GAAP Combined Ratio	96.1%	88.0%	93.7%	87.8%

Commercial Specialty
Gross Written Premiums	$100.9	$88.1	$238.2	$186.9
Net Written Premiums	73.8	60.3	168.6	122.1
Earned Premiums	86.3	72.4	168.4	142.1

Underwriting Income (Loss)	$(2.4)	$5.7	$3.4	$12.8
Net Investment Income	7.3	6.7	14.6	13.4
Other Income (Expense)	(0.5)	-	(0.5)	-
Operating Income Before Taxes	$4.4	$12.4	$17.5	$26.2

Loss Ratio	75.4%	64.5%	70.3%	63.1%
Expense Ratio	27.4%	27.6%	27.7%	27.9%
GAAP Combined Ratio	102.8%	92.1%	98.0%	91.0%

Reinsurance
Gross Written Premiums	$44.0	$5.3	$94.3	$12.1
Net Written Premiums	24.3	5.2	63.6	12.0
Earned Premiums	16.1	4.5	28.5	7.6

Underwriting Income	$7.0	$1.0	$10.3	$1.8
Net Investment Income	2.7	-	5.2	-
Other Income	-	-	-	-
Operating Income Before Taxes	$9.7	$1.0	$15.5	$1.8

Loss Ratio	29.2%	55.7%	34.6%	57.5%
Expense Ratio	27.3%	22.2%	29.0%	19.2%
GAAP Combined Ratio	56.5%	77.9%	63.6%	76.7%

International Specialty
Gross Written Premiums	$74.3	$-	$74.3	$-
Net Written Premiums	43.8	-	43.8	-
Earned Premiums	31.3	-	31.3	-

Underwriting Income	$3.6	$-	$3.6	$-
Net Investment Income	1.6	-	1.6	-
Other Income	0.5	-	0.5	-
Operating Income Before Taxes	$5.7	$-	$5.7	$-

Loss Ratio	53.4%	-%	53.4%	-%
Expense Ratio	35.1%	-%	35.1%	-%
GAAP Combined Ratio	88.5%	-%	88.5%	-%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Excess & Surplus Lines	$20.4	$29.8	$47.3	$58.8
Commercial Specialty	4.4	12.4	17.5	26.2
Reinsurance	9.7	1.0	15.5	1.8
International Specialty	5.7	-	5.7	-
Run-off Lines	4.0	3.0	6.6	4.4
Corporate & Other	(13.4)	(19.1)	(21.8)	(27.3)
Operating Income Before Taxes	30.8	27.1	70.8	63.9
Gains (Losses) on Sales of Investments	(1.2)	3.3	0.1	3.9
Income Before Taxes	29.6	30.4	70.9	67.8
Income Tax Provision	6.6	9.4	11.0	21.7
Net Income	$23.0	$21.0	$59.9	$46.1

CONTACT:
Argo Group International Holdings, Ltd.
Jay Bullock, 441-296-5858
Chief Financial Officer